UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On April 9, 2012, Mattress Firm, Inc., a Delaware corporation and wholly owned indirect subsidiary of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with FS Equity Partners V, L.P., FS Affiliates V, L.P., Carlyle Mezzanine Partners, L.P., BlackRock Kelso Capital Corporation, AEA Mezzanine (Unleveraged) Fund LP, AEA Mezzanine Fund LP, AEA Mezzanine Funding LLC, AEA Mezzanine Funding B LLC, Michael Glazer, Elaine Crowley and Dan Younkman (collectively, the “Sellers”), and FS Equity Partners V, L.P., in its capacity as Seller Representative, pursuant to which Mattress Firm, Inc. has agreed to acquire all of the issued and outstanding shares of capital stock of MGHC Holding Corporation, a Delaware corporation and parent company of Mattress Giant Corporation, a Texas corporation (“Mattress Giant”), from the Sellers.  The purchase price payable by Mattress Firm, Inc. for such shares pursuant to the terms of the Stock Purchase Agreement is approximately $47 million in cash, subject to working capital and other purchase price adjustments.  The Stock Purchase Agreement contains customary representations, warranties and covenants.  The Sellers are obligated to indemnify Mattress Firm, Inc., among other things, for certain existing liabilities of Mattress Giant.  In addition, subject to certain limitations, each party has agreed to indemnify the other parties for breaches of representations, warranties and covenants, and other specified matters.  A portion of the purchase price will be deposited into escrow to serve as an exclusive source of recovery for certain indemnification obligations of the Sellers and specified purchase price adjustments.

The closing of the transactions contemplated by the Stock Purchase Agreement remains subject to customary closing conditions and is currently expected to occur during the Company’s second fiscal quarter ending July 31, 2012.  The Company expects to fund the purchase price from cash on hand.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.02                     Results of Operations and Financial Condition.

On April 10, 2012, the Company announced financial results for the fiscal 2011 fourth quarter (13 weeks) and fiscal year (52 weeks) ended January 31, 2012. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01                     Financial Statements and Exhibits.

(d)	Exhibits

	2.1	Stock Purchase Agreement, dated as of April 9, 2012, by and among Mattress Firm, Inc., the sellers party thereto and FS Equity Partners V, L.P., as seller representative.
	99.1	Press Release of Mattress Firm Holding Corp. dated April 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: April 10, 2012	By:	/s/ James R. Black
James R. Black
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of April 9, 2012, by and among Mattress Firm, Inc., the sellers party thereto and FS Equity Partners V, L.P., as seller representative.
99.1	Press Release of Mattress Firm Holding Corp. dated April 10, 2012.